BRAD B. HAYNES                                                  9005 Burton Way
CERTIFIED PUBLIC ACCOUNTANT                       Los Angeles, California 90048
                                                         Tel:    (310) 273-7417
                                                         Fax:    (310) 285-0865


November 30, 2001

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

         Re:      Dollar Maker

Dear Sir/Madam:

I have read Item 4(a) included in the Form 8-K dated November 28, 2001 of Infinex Ventures, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Brad B. Haynes
Brad B. Haynes
BBH:dl